UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 15, 2023 (August 14, 2023)

Skyward Specialty Insurance Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41591	14-1957288
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

800 Gessner Road, Suite 600 Houston, Texas (Address of principal executive offices and zip code)	77024-4284 (Zip Code)

(713) 935-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	SKWD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensator Arrangements of Certain Officers

On August 14, 2023, the board of directors (“Board”) of Skyward Specialty Insurance Group, Inc., a Delaware corporation (the “Company,” “we,” or “our”), appointed Gena L. Ashe to our Board, effective August 14, 2023. Ms. Ashe will serve as a Class I director with a term expiring at the annual meeting of stockholders to be held in 2026. Ms. Ashe was also appointed to Chair the Nominating and Corporate Governance Committee of the Board, as well as to the Compensation Committee as a member.

Gena L. Ashe, age 61, has over 39 years of legal and corporate regulatory expertise. Ms. Ashe currently serves as the General Counsel and Corporate Secretary of Anterix Inc. [NASDAQ:ATEX], a position she has held since 2019. Previously she served as the Senior Vice President, Chief Legal Officer and Corporate Secretary at Adtalem Global Education Group Inc. [NYSE:ATGE] from 2017 to 2018 and, prior to that, as Executive Vice President, Chief Legal Officer and Corporate Secretary at Brightview Services LLC (now known as Brightview Holdings, Inc.). In addition, Ms. Ashe has served on various boards for publicly traded entities and privately held companies, including her current seat as an Independent Director for GXO Logistics, Inc. [NYSE:GXO]. The Board believes Ms. Ashe is qualified to serve on our Board due to her extensive experience serving as the chief legal officer of numerous public companies and expertise in corporate governance matters.

In connection with her election to our Board effective August 14, 2023, and in accordance with our independent director compensation policy, which is described in more detail under the heading “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 14, 2023, and incorporated herein by reference, Ms. Ashe will receive a base annual retainer of $50,000 per year, payable quarterly on a pro-rata basis. In addition, in accordance with our independent director compensation policy, we will grant Ms. Ashe an annual Restricted Stock Award (“RSA”) valued at $100,000 of Skyward Specialty Insurance Group, Inc. common stock (the first year to be pro-rated). The RSA will vest in full on the one-year anniversary of the grant date and is valued and subject to the terms and conditions set forth in the Company’s 2022 Long-Term Incentive Plan, a copy of which has been filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-268326) filed with the Securities and Exchange Commission on November 14, 2022. We will also reimburse Ms. Ashe for all reasonable expenses in connection with her services to us.

Ms. Ashe also executed our standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-268326) filed with the Securities and Exchange Commission on November 14, 2022.

There is no arrangement or understanding between Ms. Ashe and any other persons pursuant to which Ms. Ashe was elected as a director. In addition, Ms. Ashe is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 15, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWARD SPECIALTY INSURANCE GROUP, INC.

Date: August 15, 2023	/s/ Leslie Shaunty
Leslie Shaunty
General Counsel